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              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                    Exhibit 11.0

ZAPATA CORPORATION

Statement Regarding Computation of Per Share Earnings

                                                             Three Months Ended    Six Months Ended
                                                                June 30, 2001        June 30, 2001
                                                                -------------        -------------
Net loss (in thousands)                                         $     (9,640)        $    (10,798)
Actual outstanding common shares at beginning of period           23,888,708           23,888,708
Effect of one-for-ten reverse stock split                        (21,499,837)         (21,499,837)
Other adjustments                                                      1,978                1,621
                                                                ------------         ------------
Weighted average common shares and common share equivalents
outstanding                                                        2,390,849            2,390,492
Net loss per share (basic and diluted)                          $      (4.03)        $      (4.52)


                                                             Three Months Ended    Six Months Ended
                                                                June 30, 2000        June 30, 2000
                                                                -------------        -------------
Net loss (in thousands)                                         $       (410)        $     (3,083)
Actual outstanding common shares at beginning of period           23,887,078           23,888,928
Effect of one-for-ten reverse stock split                        (21,498,370)         (21,500,035)
Other adjustments                                                         --                 (185)
                                                                ------------         ------------
Weighted average common shares and common share equivalents
outstanding                                                        2,388,708            2,388,708
Net loss per share (basic and diluted)                          $      (0.17)        $      (1.29)


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